Exhibit 99.1

LookSmart Raises Full Year Guidance as Second Quarter Results

Surpass Outlook

SAN FRANCISCO, Calif., July 29, 2004 — LookSmart (Nasdaq: LOOK; ASX: LOK), a leader in Internet search, today announced financial results for the quarter ended June 30, 2004.

2Q04 Financial Summary

(In millions)

	2Q04 Actual	2Q04 Prior Guidance
Revenue	$21.3	$18.0 - 20.0

Revenue - Core Business Excluding MSN and Discontinued International Operations	$17.4	$15.0 - 17.0
Revenue – MSN	$1.7	$1.0

GAAP Revenue - Continuing Operations	$19.1	$16.0 – 18.0

Revenue – Discontinued International Operations	$2.2	$2.0

Adjusted Net Loss	$(1.2)	$(5.0 - 7.0)

Cash & Short-term Investments	$67.2	>$60.0

“LookSmart’s delivery of high-performance paid listings to advertisers at more affordable prices than the major networks resulted in second quarter results that surpassed our expectations. We achieved strong growth in our core paid listings business for the third quarter in a row and ended the quarter with a better than expected cash position of approximately $67 million,” stated Chief Executive Officer Damian Smith. “We are raising our annual revenue guidance, narrowing our forecasted loss for the year and have a clear operating focus now that we have completed our cost reductions. LookSmart’s strategic initiatives to drive paid listings growth are aimed at providing highly differentiated and defensible consumer search offerings, and at differentiating our syndication offering relative to other players in the space. We are now fully focused on these initiatives and on our central goal of returning the Company to profitability as rapidly as possible.”

Financial Highlights

Cash: As of June 30, 2004, total cash and short-term investments were $67.2 million, ahead of the Company’s guidance and compared to $71.6 million at the end of the previous quarter.

Revenue: LookSmart reported revenue of $21.3 million for the second quarter 2004, which is ahead of its prior guidance of $18.0 million to $20.0 million. This includes $1.7 million of revenue from MSN and $2.2 million of revenue from discontinued international operations.

Revenue from LookSmart’s core business (excluding MSN and discontinued international operations) increased to $17.4 million, which is ahead of its prior guidance of $15.0 to $17.0 million. This is up 7% sequentially from $16.3 million in the first quarter 2004 and up 74% year over year compared to $10.0 million in the second quarter 2003. For the six months ended June 30, 2004, LookSmart reported core business revenue of $33.7 million, an increase of 75% versus $19.2 million for the same period of 2003.

For the second quarter, revenue from continuing operations, (excluding discontinued international operations) was $19.1 million compared to $23.9 million in the first quarter 2004 and $32.6 million in the second quarter 2003. For the six months ended June 30, 2004 LookSmart reported revenue from continuing operations of $43.0 million versus $63.5 million in the same period of 2003.

LookSmart’s key operating metrics for second quarter 2004 are as follows:

Key Operating Metrics:	Q2 ‘04
Paid Clicks (millions)
Paid Clicks – Core Business	105
Paid Clicks – MSN Domestic	13
Paid Clicks – Discontinued International	11

Average Revenue-per-Click	$0.16

Distribution: The Company continued to expand its distribution network, adding 14 new partners during the second quarter.

Cost of Revenue: Traffic acquisition costs of 52% in the second quarter 2004 were lower than the Company’s guidance of 53% to 55%.

Operating Expenses: Total operating expenses exclude those related to LookSmart’s discontinued operations, which are included in the separate line item “Gain from Discontinued Operations.” Total operating expenses in the second quarter were $10.5 million, including restructuring charges of $0.4 million. This compares to total operating expenses of $16.8 million in the first quarter 2004, which included restructuring charges of $3.6 million. Excluding restructuring charges, this represents a sequential decrease in operating expenses of 24%, which reflects a lower headcount offset by expensing $0.8 million of previously capitalized software costs.

Income/Loss From Continuing Operations: The loss from continuing operations for the second quarter 2004 was $2.3 million, or $0.02 per share. This compares to a loss in the preceding quarter of $6.7 million, or $0.06 per share, and to net income in the second quarter 2003 of $1.0 million, or $0.01 per share. Loss from continuing operations in the second quarter 2004 reflects the reduction in revenue from MSN, the write off of previously capitalized software costs and restructuring expenses.

Gain From Discontinued Operations: The gain from discontinued operations in the second quarter 2004 was $1.0 million, which resulted from the sale of the international businesses. In the second quarter 2004, the discontinued international businesses operated at approximately breakeven compared to a loss of $0.5 million in the first quarter 2004 and income of $0.2 million in the second quarter 2003.

GAAP Net Loss: GAAP net loss for second quarter 2004 was $1.2 million, or $0.01 per share, which includes reductions in net income of $0.4 million related to restructuring charges and $9,000 due to stock compensation from variable stock options. This compares to GAAP net loss in the preceding quarter of $7.1 million, or $0.07 per share, which included reductions in net income of $3.6 million related to restructuring charges and $27,000 due to stock compensation from variable stock options; and to net income in the second quarter 2003 of $1.2 million, or $0.01 per share, which included a $0.1 million charge due to stock compensation from variable stock options.

Adjusted Net Loss: Adjusted net loss is equal to GAAP net loss excluding compensation expense from variable stock options. For the second quarter 2004, adjusted net loss was $1.2 million, or $0.01 per diluted share, which excludes $9,000 of stock compensation from variable stock options and includes a restructuring charge of $0.4 million. This is ahead of the Company’s guidance for net loss of $5.0 million to $7.0 million including restructuring charges of approximately $1.0 million, and compares to adjusted net loss of $7.1 million, or $0.07 per diluted share in the preceding quarter, which excluded $27,000 of stock compensation from variable stock options and included a restructuring charge of $3.6 million; and adjusted net income of $1.3 million, or $0.01 per share in the year-ago period, which excluded a charge of $0.1 million of stock compensation from variable stock options.

Notes Regarding Adjusted Net Loss

Adjusted net income/loss is not in accordance with, or an alternative to, GAAP financial measures and may be different from pro forma measures used by other companies. The Company has provided a clear reconciliation between GAAP net income/loss and adjusted net income/loss and has presented the information previously reported together with the financial statements attached to this earnings release. The Company does not provide certain guidance on a GAAP basis because information relating to the variable accounting for repriced stock options is not accessible on a forward-looking basis and its probable significance is not determinable.

Financial Outlook

For the third quarter ending September 30, 2004, revenue from continuing operations is expected to be $16.0 million to $17.0 million. This assumes usual seasonality and no further revenue from MSN or discontinued international operations. Adjusted net loss for the third quarter is expected to be in the range of $3.0 million to $4.0 million.

LookSmart has increased its full-year guidance for revenue from continuing operations to $77.0 to $80.0 million versus previously issued guidance of $70.0 million to $75.0 million, both excluding $6.0 million for discontinued international operations. (See following table).

Revised Guidance Summary

Guidance
(In millions)
		Current	Previously Issued
3Q04	Revenue - Continuing Operations	$16.0 - 17.0	N/A

	Adjusted Net Loss	$(3.0 - 4.0)	N/A

Fiscal 2004	Revenue - Continuing Operations	$77.0 - 80.0	$70.0 - 75.0
	Revenue - Discontinued International Operations	$6.0	$6.0

		$83.0 - 86.0	$76.0 - 81.0

	Adjusted Net Loss	$(12.0 - 14.0)	$(20.0 - 22.0)

Traffic acquisition costs are expected to be between 53% and 55% for the remainder of the year. In addition, the Company anticipates a quarterly operating expense run-rate of $9.5 million to $10.5 million for the rest of 2004.

Due to an improved revenue outlook and very successful and rapid cost reductions, LookSmart now expects to report adjusted net loss for 2004 in the range of $12.0 million to $14.0 million, which includes restructuring charges of approximately $4.0 million. This is significantly ahead of previous adjusted net loss guidance of $20.0 million to $22.0 million, including restructuring charges of $5.0 million.

LookSmart expects to report cash of approximately $60.0 million at the end of the third quarter.

Use of Non-GAAP Financial Information

Management believes that Adjusted Net Income/Loss is an appropriate measure of evaluating our operating performance because by excluding the impact of variable stock compensation, which we believe is not indicative of our core operating results, readers of the financial statements are provided with a valuable insight into our operating results.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, cash flow from operations, net income, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

Conference Call

LookSmart will host a conference call today at 6:00 p.m. ET (8:00 a.m. Australian ET, June 30, 2004) to discuss its financial results. To listen to the call from the U.S., dial 1-800-257-7063; from Australia, dial 1-800-730-220. The call will also be available live by webcast on LookSmart’s Investor Relations Web site at http://www.shareholder.com/looksmart/.

About LookSmart

LookSmart is a leader in commercial search services and a developer of innovative web search solutions. The Company provides consumers with highly relevant search results through a distribution network that includes LookSmart.com and other top portals and ISPs, while delivering targeted sales leads to online businesses. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our projected revenue, losses, Adjusted Net Losses, cash balances, traffic acquisition costs, operating expenses, restructuring implementation and costs, revenue from international operations, cash flow, other financial results, maintenance and growth of our distribution network, projected traffic growth, quality of traffic, acceptance of pricing models by advertisers, cost reductions, industry projections or other characterizations of future events or circumstances. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we may fail to preserve our expertise in search product development, that we may incur unexpected costs in our restructuring or in the wind down of our international operations, that potential distribution partners may opt to work with our competitors because our competitors offer different products or pricing terms, that our competitors may offer products at prices more favorable than we are able to offer, that we may fail to integrate the Net Nanny business and technology into our existing business in a timely or cost-effective manner, that the Net Nanny business may fail to provide significant gains in proprietary traffic, that changes in the distribution network composition may lead to decreases in traffic, that changes in the distribution network may lead to lesser quality traffic, that our customers or distribution partners may decide to modify or terminate their relationships with us because of decreased traffic quality or other reasons, that we may fail to achieve our customer growth rate and paid click projections because of unexpected changes in customer or user behavior or changes in our distribution network, that we will not restructure our business in a timely or cost-effective manner, or that we may have unexpected increases in other costs and expenses. In addition, you should read the risk factors detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission.

The statements presented in this press release speak only as of the date of the release. Please note that we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

“LookSmart” is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

Investor Contacts:

Alex Wellins or Jennifer Jarman

The Blueshirt Group

415-217-7722

alex@blueshirtgroup.com;

jennifer@blueshirtgroup.com

(Tables to follow)

LOOKSMART, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Listings	$19,131	$28,816	$42,793	$55,765
Licensing	$—	$3,756	$188	$7,704

Total revenues	19,131	32,572	42,981	63,469

Cost of revenues	11,003	17,089	24,826	33,576

Gross profit	8,128	15,483	18,155	29,893

Operating expenses:
Sales and marketing	1,794	3,752	4,549	7,521
Product development	5,991	6,442	13,282	13,063
General and administrative	2,252	3,119	5,363	6,031
Restructuring costs	420	—	4,054	—

Total operating expenses	10,457	13,313	27,248	26,615

Income (loss) from operations	(2,329)	2,170	(9,093)	3,278

Non-operating income (expenses)	52	(703)	147	(1,574)

Income (loss) from continuing operations before income taxes	(2,277)	1,467	(8,946)	1,704

Income taxes	—	(466)	—	(573)

Income (loss) from continuing operations	(2,277)	1,001	(8,946)	1,131

Gain from discontinued operations	1,040	158	584	967

Extraordinary gain from dissolution of BTLS Joint Venture	—	—	—	202

Net income (loss)	$(1,237)	$1,159	$(8,362)	$2,300

Net income (loss) per common share:

Basic net income (loss) per share
Income (loss) from continuing operations	$(0.02)	$0.01	$(0.08)	$0.01
Extraordinary gain	$—	$—	$—	$0.00
Gain from discontinued operations	$0.01	$0.00	$0.01	$0.01
Net income (loss)	$(0.01)	$0.01	$(0.08)	$0.02

Fully diluted net income (loss) per share
Income (loss) from continuing operations	$(0.02)	$0.01	$(0.08)	$0.01
Extraordinary gain	$—	$—	$—	$0.00
Gain from discontinued operations	$0.01	$0.00	$0.01	$0.01
Net income (loss)	$(0.01)	$0.01	$(0.08)	$0.02

Weighted average shares outstanding - basic	111,235	102,693	109,716	101,102
Weighted average shares outstanding - fully diluted	111,235	110,324	109,716	108,733

LOOKSMART, LTD.

GAAP NET INCOME TO ADJUSTED NET INCOME RECONCILIATION

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
GAAP to Adjusted Net Income (Loss) Reconciliation:
GAAP Net income (loss)	$(1,237)	$1,159	$(8,362)	$2,300
Stock compensation related to variable options	(9)	132	18	1,024

Adjusted net income (loss)	$(1,246)	$1,291	$(8,344)	$3,324

Adjusted net income (loss) per share - basic	$(0.01)	$0.01	$(0.08)	$0.03
Adjusted net income (loss) per share - diluted	$(0.01)	$0.01	$(0.08)	$0.03

Weighted average shares outstanding - basic	111,235	102,693	109,716	101,102
Weighted average shares outstanding - diluted	111,235	110,324	109,716	108,733

Stock compensation related to variable options:
Cost of revenue	$6	$(1)	$7	$—
Sales and marketing	(8)	14	(2)	275
Product development	(7)	102	13	622
General and administrative	—	17	—	127

Total stock compensation related to variable options	$(9)	$132	$18	$1,024

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LOOKSMART, LTD

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	June 30, 2004	December 31, 2003
ASSETS
Cash	$38,960	$63,866
Short-term investments	28,202	6,068

Total cash and short-term investments	67,162	69,934

Accounts receivable, net	6,378	22,265
Other current assets	1,933	2,680

Total Current Assets	75,473	94,879

Property, plant and equipment, net	7,507	8,444
Goodwill and intangibles, net	20,814	16,645
Other assets	4,246	6,124

Total Assets	$108,040	$126,092

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$1,050	$101
Accounts payable	1,931	3,600
Deferred revenue and customer deposits	3,483	27,125
Other current liabilities	9,864	5,362

Total Current Liabilities	16,328	36,188

Long term liabilities	5,873	3,607

Total Liabilities	22,201	39,795

Total Equity	85,839	86,297

Total Liabilities and Stockholders’ Equity	$108,040	$126,092

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